EXHIBIT NO. 10.168


                    AMENDED AND RESTATED
                   JOINT VENTURE AGREEMENT


                           BETWEEN


         HIMAL INTERNATIONAL POWER CORPORATION LTD.,


                       PANDA OF NEPAL,


                        RDC OF NEPAL


                             and


              INTERNATIONAL FINANCE CORPORATION


                      KATHMANDU, NEPAL

                      TABLE OF CONTENTS


                                                        Page


SECTION 1.  DEFINITIONS                                   1

SECTION 2.  FORMATION OF THE COMPANY                      6

SECTION 3.  MAIN OBJECTIVES                               7

SECTION 4.  ROLES OF THE PARTIES                          7

SECTION 5.  ARTICLES OF ASSOCIATION                       7

SECTION 6.  SHARE CAPITAL                                 8

SECTION 7.  TRANSFER OF SHARES                            9

SECTION 8.  PRE-EMPTIVE RIGHTS                           10

SECTION 9.  GENERAL MEETINGS OF SHAREHOLDERS             11

SECTION 10. PROCEEDINGS AT GENERAL MEETINGS              14

SECTION 11. VOTE OF SHAREHOLDERS                         15

SECTION 12. DECISIONS                                    15

SECTION 13. DIRECTORS                                    21

SECTION 14. CHIEF EXECUTIVE OFFICER                      22

SECTION 15. STATUTORY AUDITOR                            22

SECTION 16. LOAN/WORKING CAPITAL                         23

SECTION 17. FISCAL PERIOD                                23

SECTION 18. FINANCIAL PERIOD                             23

SECTION 19. ACCOUNTING PRACTICES                         23

SECTION 20. PAYMENT AND TAX MATTERS                      24

SECTION 21. NON-ASSIGNABILITY                            25

SECTION 22. EFFECTIVE DATE                               25

SECTION 23. DURATION                                     25

SECTION 24. TERMINATION                                  26

SECTION 25. MODIFICATION                                 26

SECTION 26. GOVERNING LAW                                26

SECTION 27. ARBITRATION                                  26

SECTION 28. NON-COMPETITION                              28

SECTION 29. FUTURE PROJECT DEVELOPMENT                   28

SECTION 30. CONFIDENTIALITY                              29

SECTION 31. CORRUPT PRACTICES                            29

SECTION 32. FORCE MAJEURE                                30

SECTION 33. APPROVAL AND LICENSE                         30

SECTION 34. LANGUAGE                                     30

SECTION 35. NOTICE                                       30



                    AMENDED AND RESTATED
                   JOINT VENTURE AGREEMENT

                          PREAMBLE

WHEREAS Himal International   Power   Corporation    Ltd.
          (hereafter referred to as "HIPC") is a power generation and distribution Company established in Nepal having its office at Soaltee Hotel Ltd. Tachachal, Kathmandu, Nepal.

WHEREAS Panda  of Nepal (hereafter referred to as "PANDA  OF
          NEPAL") is a power generation and distribution Company established in Cayman Islands, and is a subsidiary of Panda Energy International, Inc., a Texas (USA) corporation, having its registered office at c/o Maples and Calder, P.O. Box 309, Ugland House, South Church Street, Grand Cayman, Cayman Islands.

WHEREAS RDC  of  Nepal  (hereafter referred to  as  "RDC  OF
          NEPAL") is a power generation and distribution Company established in Cayman Islands and a having its registered office at c/o W.S. Walker & Co., lst Floor, Caledonian House, Mary Street, P.O. Box 265 G, George Town, Grand Cayman, Cayman Islands, is a subsidiary of Resource Development Consultants, a Wyoming (USA) limited liability company.

WHEREAS International    Finance   Corporation    (hereafter
          referred to as "IFC") is an international organization established by Articles of Agreement among its member countries having its offices at 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, USA.

WHEREAS The Parties hereto have decided to establish a Joint
          Venture Company limited by shares through which to achieve their objective of hydropower generation at the Upper Bhote Koshi site, in Nepal, for which HIPC has already received the license.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:


SECTION 1.     DEFINITIONS

          "ACT" means the Company Act, as in effect from time to time, including any amendments thereto;

          "AFFILIATE(S)" shall mean any person or entity that directly or indirectly (through one or more intermediaries) controls or is controlled by or under common control with the Party specified. For purposes of this definition, control of a person or entity means the power, direct or indirect, to cause or determine the direction of the management and policies of such person or entity (whether by ownership of securities, contract or otherwise);

          "AGREEMENT" means this Amended and Restated  Joint
          Venture  Agreement  dated as of Financial  Closing
          Date between Nepali Party and Foreign Parties;

          "ARTICLES" means the Amended and Restated Articles of Association of the Company and amendments made thereto from time to time;

          "BUSINESS DAY" shall mean any Day on which the offices of HMGN are not closed in Kathmandu, Nepal;

          "COMPANY" means Bhote Koshi Power Company  Private
          Limited  incorporated under the Company Act,  2021
          (1964);

          "CONCERNED DEPARTMENT" means the Department of Industries, office of the Company Registrar or any other department or office designated by HMGN from time to time to regulate companies in Nepal;

          "DAY" shall mean the twenty-four hour period beginning at 0:00 hours Nepalese Standard Time;

          "DEG"  shall  mean DEG-Deutsche Investitions-  und
          Entwicklungsgesellschaft mbH, a company  organized
          and   existing  under  the  laws  of  the  Federal
          Republic of Germany;

          "DEG INVESTMENT AGREEMENT" shall mean the DEG Investment Agreement dated as of the Closing Date between the Company and DEG and shall include the DEG Special Conditions and the General Conditions;

          "DEG LOAN" shall mean the loan specified in
          Section 3.1 (a) of the DEG Special Conditions or, as the context may require, the principal amount thereof from time to time outstanding;

          "DEG  SPECIAL  CONDITIONS"  shall  mean  the   DEG
          Special Conditions dated as of the Closing Date between the Company and DEG;

          "DIRECTOR(S)" means the Director(s)  appointed  by
          the   Shareholders  pursuant  hereto  and  holding
          office from time to time as Director(s);

          "DIVIDEND" means a distribution of the profits of the Company;

          "DOCUMENT" means words represented in the form of type, printing or handwriting;

          "FINANCIAL CLOSING DATE" means the date on which IFC makes an initial disbursement;

          "FINANCIAL  YEAR"  means  the  period  between   1
          January and ending 31 December for the purpose of United States and other foreign tax laws;

          "FISCAL YEAR" means the fiscal year pursuant to the laws of Nepal applying to a Nepali Company to keep its financial accounts and to file its tax returns;

          "FOREIGN PARTIES" collectively, means RDC OF NEPAL, a Cayman Islands corporation and subsidiary of Resource Development Consultants, a limited liability company, of Wyoming, United States, PANDA OF NEPAL, a subsidiary of Panda Energy International, Inc., a Texas, United States
          corporation, and IFC, an international organization, which are parties to the Agreement and "Foreign Party" means any of the foregoing individually;

          "GENERAL  CONDITIONS" shall  mean  the  Investment
          Agreement General Conditions dated as of the Closing Date, among the Company, IFC and DEG;

          "GOVERNMENTAL AUTHORITY" means the Investment Promotion Board of HMGN and such relevant agency or department of HMGN designated to regulate foreign investment in Nepal including, without limitation, the Department of Industries of HMG/Nepal;

          "HMGN"  shall  mean  His Majesty's  Government  of
          Nepal, its agencies or departments;

          "IFC" means International Finance Corporation, an international organization established by Articles of Agreement among its member countries;

          "IFC INVESTMENT AGREEMENT" shall mean the IFC Investment Agreement dated as of the Closing Date between the Company and IFC and shall include the IFC Special Conditions and the General Conditions;

          "IFC LOANS" means loans made by IFC pursuant to the nvestment Agreement IFC Special Conditions;

          "IFC  SHARES"  means Shares of the Company  to  be
          acquired   by  IFC  pursuant  to  the   Investment
          AgreementIFC Special Conditons;

          "IFC  SPECIAL  CONDITIONS"  shall  mean  the   IFC
          Special Conditions dated as of___ the Closing Date between the Company and IFC;

          "INTERNAL REVENUE CODE" means the Internal Revenue
          Code of the United States;

          "INVESTMENT AGREEMENT" shall mean and include the IFC Investment Agreement dated as of_______________, 1997 the Closing Date, between the Company and IFC and the DEG Investment Agreement dated as of the Closing Date between the Company and DEG; means the Investment Agreement dated as of Financial Closing Date between the Company and IFC;

          "LIENS" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever including, without limitation, (i) any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any lease having substantially the same effect as any of the foregoing, and (ii) any designation (except as comtemplated by the Investment Agreement) of loss payees or beneficiaries or additional insureds or any similar arrangement under any insurance policy;

          "LOANS" shall mean and include the IFC Loans and the DEG Loan;

          "MEMORANDUM" means the Memorandum of Association of the Company;

          "NEA" means the Nepal Electricity Authority and its successors and assigns;

          "NEPALI  PARTY"  means Himal  International  Power
          Corp. Ltd., a party to the Agreement;

          "OFFICE"  means  the  registered  office  of   the
          Company;

          "PARTIES" means the parties to this Agreement and each of their assigns and "Party" means any of the foregoing individually;

          "POWER PURCHASE AGREEMENT" means the Power Purchase Agreement dated July 21, 1996 between the NEA and the Company concerning the sale of electrical energy from the Project, as amended from time to time;

          "PROJECT" means the 36 MW hydroelectric power generation facility known as the Upper Bhote Koshi Hydroelectric Project to be located on the Bhote Koshi River in the Sindhupalchok District of Nepal;

          "PROMOTER" means the Shareholders signing the application for the registration of the Company, the Memorandum and the Articles (which shall not include IFC);

          "PROXY" means the duly appointed representative of a Shareholder to attend and vote in any General
          Meeting of the Company;

          "REGISTER" means the register of the Shareholders maintained by the Company;

          "SCHEDULE A" means the definitions included in Schedule A to the Investment Agreement as in effect on the Financial Closing Date;

          "SHARE(S)" means the share(s) with a value of Rupees 100 each in the share capital of the Company from time to time;

          "SHAREHOLDER" means a person whose name has been registered in the Register of the Company as a Shareholder;

          "SHARE RETENTION AND PROJECT FUNDS AGREEMENT" means the Share Retention and Projects Funds Agreement, dated as of _________, 1997, among the Company, Panda Energy International, Inc., Harza Engineering Company International, Harza Engineering Company International L.P., Himal International Power Corporation Pvt. Ltd., Soaltee Enterprises Private Ltd., Soaltee Hotel Ltd., Surya Enterprises Private Ltd., Panda Bhote Koshi, Resource Development Consultants, Panda of Nepal, RDC of Nepal, IFC, and DEG;

          "'SPECIAL   RESOLUTION"  means  a  resolution   as
          required under Section 68 of the Company Act, 1997;

          "SPECIFIED PROPORTION(S)" means, prior to Financial Closing Date, where the whole is 100%: in relation to Nepali Party, 10%; and in relation to Foreign Parties, 85% to PANDA OF NEPAL and 5% to RDC OF NEPAL; and after Financial Closing Date, where the whole is 100%: in relation to Nepali Party, 10% and in relation to Foreign Parties, 75% to PANDA OF NEPAL, 5% to RDC OF NEPAL and 10% to IFC or any of its transferees (and subsequent transferees), unless otherwise agreed to in writing between Nepali Party and Foreign Parties or adjusted pursuant to this Agreement;

          "UNITED STATES" or "U.S." means the United States of America.

          Words in singular include the plural. Words signifying a gender also signify any other gender. Persons include bodies corporate and other association of persons. Interpretation of the words other than words mentioned above shall be done in accordance with the meaning ascribed to them in the Agreement.


SECTION 2.     FORMATION OF THE COMPANY

          2.1 The Parties immediately upon this Agreement becoming effective, agree to continue the Company which has been previously established, which will be jointly owned by the Parties.

          2.2  The  name of the Company shall be BHOTE KOSHI
               POWER COMPANY PRIVATE LIMITED.

          2.3 The head office of the Company shall be located at Kathmandu, Nepal; branches and other business offices, etc., may be established anywhere as required, except that under no circumstances may a branch or other business office, etc., be located in the United States.

          2.4  The   Parties   hereto  shall   consult   and
               cooperate   with  each  other   as   to   the
               procedures and particulars required  for  the
               establishment   and   registration   of   the
               Company.


SECTION 3.     MAIN OBJECTIVES

          The main objectives of the Company shall be as follows:

          3.1 To develop, construct, own and operate the Upper Bhote Koshi Hydroelectric Project.

          3.2  To  sell the generated power to the NEA, HMGN
               or   its  representatives,  or  directly   to
               consumers both local and foreign, and others.

          3.3 To build transmission lines to transmit power from the Upper Bhote Koshi Hydroelectric Project to the NEA power grid or other points of supply whether through the NEA system or otherwise.


SECTION 4.     ROLES OF THE PARTIES

          4.1 Subject to the Articles, PANDA OF NEPAL shall be the lead developer of the Project and shall be responsible to the Shareholders for the day-to-day operation and management of the Project and the Company.

          4.2 Subject to the Articles and pursuant to an engineering services contract, to be negotiated and executed between RDC OF NEPAL or its Affiliates and the Company, RDC OF NEPAL, or one or more of its Affiliates, shall be retained as the Project owner's engineer.

          4.3 Subject to the Articles, HIPC shall use its best efforts to provide the Project with its essential expertise, including, but not limited to: (i) obtaining local and central government permits, licenses and approvals for the Project and (ii) serving as the local business liaison for the Project and the Parties.


SECTION 5.     ARTICLES OF ASSOCIATION

          The Company's Articles shall be as agreed to by the Parties hereto and approved by the Office of Company Registrar. If any discrepancy is found between this Agreement and the Articles, the Parties shall amend the Articles to make them coincide with this Agreement.


SECTION 6.     SHARE CAPITAL

          6.1 The authorized share capital of the Company shall be Rupees five billion four hundred fourteen million five hundred thousand (Rs. 5,414,500,000) divided into one class of fifty four million one hundred forty-five thousand (54,145,000) Shares of Rupees 100 each. The initial issued share capital of the Company shall be Rupees two billion (Rs. 2,000,000,000) divided into twenty million (20,000,000) Shares of Rupees 100 each and that shall be subscribed for by the parties in Specified Proportions as applicable prior to Financial Closing Date. The initial issued capital shall be subscribed by Foreign Parties and Nepali Party.

          6.2 Subject to Section 6.6, the shareholding ratio shall at all times be in the Specified Proportions except that it may be changed by the mutual written agreement of Nepali Party and Foreign Parties subject to the approval of the Concerned Department.

          6.3 Subject to the transfer restrictions set forth in Section 7 and subject to Section 6.6, shares held by an Affiliate of the Nepali Party or an Affiliate of the Foreign Parties shall be deemed to be Shares held by that party for the purpose of determining the Specified Proportions.

          6.4 Subject to Section 6.6, the issued and subscribed share capital of the Company shall be held in the Specified Proportions. In addition, it is envisaged that local and international financial institutions may subscribe to the share capital of the Company. Except as expressly set forth herein or in the Articles of the Company, any local or international financial institutions which subscribe to the share capital of the Company shall be required to comply with all requirements imposed on Shareholders by this Agreement and the Articles of the Company.

          6.5 Subject to Section 6.6, the percentage initial subscribed share capital of the Company shall be subscribed in the following percentages:

                    HIPC:                  10%
                    PANDA OF NEPAL:        85%
                    RDC OF NEPAL:           5%

          6.6 In the event that any Party does not contribute its portion of the issued and subscribed share capital of the Company as required by this Agreement, the Articles and in accordance with the procedures set forth in the Act, each other Party shall have the right to fund that portion of the share capital in proportion to each Party's ownership interest.

          6.7 The Parties shall pay in cash (which shall be in the form of US dollars for the Foreign Parties and shall be in US dollars or Rupees for the Nepali Party as permitted by HMGN or applicable law), kind or services. Cash contributions of share capital shall be made to the Company through proper banking channels.


SECTION 7.     TRANSFER OF SHARES

          7.1  The  right to Shares of the Company may  only
               be   transferred  in  accordance   with   the
               provisions   of   this  Agreement   and   the
               Articles.

          7.2 No Shareholder shall transfer its Shares to any person who is not already a Shareholder without the prior written consent of all other Shareholders, which consent may be withheld in the sole and absolute discretion of all other Shareholders; provided however, that nothing in this Section 7 or elsewhere in this Agreement shall limit the right of IFC or any of its transferees (or subsequent transferees) to transfer any of its Shares in the Company.

          7.3 For purposes of these Articles the term "transfer" means, with respect to any Share of the Company or any interest therein, the transfer, sale, assignment or mortgage of the Share or any interest therein, the creation or permission to subsist of any pledge, lien, charge or other encumbrance with respect to the Share or any interest therein, the grant of any option, interest or other rights with respect to the Share or any interest therein, or any other disposition of the Share or any interest or rights in the Share or any part thereof.

          7.4 No transfer or purported transfer by a Shareholder of any Share in violation of the restriction in Section 7.2 shall be effective to confer upon the purported transferee rights (i) to receive dividends, (ii) to receive a share of the net assets of the Company upon its winding up, (iii) otherwise to participate in distributions of the property or assets of the Company, (iv) to receive notice of meetings of the Company,
               (v) to attend meetings of the Company, (vi) to vote on any matter, or (vii) to receive new Shares. Further, any person who receives Shares in violation of the restriction in
               Section 7.2 shall be obliged within 30 days of receiving such Shares to offer to transfer the Shares to the remaining Shareholders of the Company in the Specified Proportions, and the remaining Shareholders shall be entitled to purchase the Shares offered to them by the purported transferee at a price agreed upon by the Parties.

          7.5 Any person who receives Shares in a transfer which complies with the requirements in this Agreement and the Articles shall submit to the other Parties of the Agreement and to the office of the Company a written deed of adherence in the form annexed at Annexure 1 of this Agreement stating that the transferee agrees to be governed by all of the terms and provisions of the Agreement, the Articles and the obligations of the Party from whom it purchased the Shares, along with a copy of the deed to record the transfer or mortgage of such Shares.

          7.6 The notifications of intention to transfer Shares, the terms and conditions of a proposed transfer, and the decision by the remaining Shareholders either to purchase Shares or to consent to their transfer to a person who is not a Shareholder shall be done in writing. It is understood and agreed that IFC and its transferees (and subsequent transferees) are not bound by this
               Section 7.6.

          7.7 Any Shares transferred under this Section shall be subject to necessary government validation or approval in Nepal, if required.


SECTION 8.     PRE-EMPTIVE RIGHTS

          8.1 The Parties hereto shall have pre-emptive rights in proportion to the number of Shares held by each of them with respect to any new issuance of shares of the Company. However, upon the consent of all Shareholders, the pre-emptive rights may be exercised in a ratio
               other    than    the   Shareholding    ratio,
               particularly in the case of a disinvestment by an existing Party.

          8.2 If any Party does not wish to exercise its pre-emptive rights in whole or in part, such Party shall notify the Shareholders of such intention within forty-five (45) days from the day of notice that new Shares have been offered. In this case, the other Parties shall have the pre-emptive right to such unsubscribed new shares.

          8.3 New Shares to which none of the Partners hereto have subscribed shall be preferentially allocated to persons who have agreed to accept all of the terms and conditions hereunder, pursuant to the conditions set by the Shareholders.


SECTION 9.     GENERAL MEETINGS OF SHAREHOLDERS

          9.1  ANNUAL GENERAL MEETING

               a. The Annual General Meetings of the Company shall discuss the Company's profit and loss account, cash flow of the Company balance sheet and the report of the Board of Directors and the auditors, fix the remuneration of the auditors, declare dividends and perform all other work of the General Meeting.

               b. The first Annual General Meeting of the Company shall be convened within one year from the date of the Preliminary General Meeting and every other Annual General Meeting shall be convened within a period of six months from the date of the expiry of the Fiscal Year of the Company.

               c. The Annual General Meetings of the Company shall be held in Kathmandu, Nepal or such other place as the Shareholders may decide except that under no circumstances shall an Annual General Meeting be held in the United States.

          9.2. EXTRAORDINARY GENERAL MEETING

               a. Both the Concerned Department and any Shareholder or Shareholders holding at least 10% in the aggregate of all issued and outstanding Shares may submit an application to the registered office of the Company for the convening of an Extraordinary General Meeting whenever they deem necessary. The power of the Board of Directors to call an Extraordinary General Meeting shall be limited to calling those Extraordinary General Meetings which the Concerned Department or the Shareholders have requested pursuant to this Section.

               b. An Extraordinary General Meeting shall be held in Kathmandu, Nepal or such other place as the Shareholders may decide except that under no circumstances shall an Extraordinary General Meeting be held in the United States.

          9.3  NOTICE PERIOD

               Every General Meeting of the Shareholders shall be convened by issuing a notice specifying the place, date and agenda of the meeting in advance. In accordance with the Act, the notice period for the Annual General Meetings shall be thirty (30) days and shall be thirty (30) days for all other General Meetings or as otherwise required by the Act. The days in the notice period may be reduced by unanimous consent of the Shareholders. The notice of the General Meetings shall be served according to the Act and Articles to such persons who have the right to receive it.

          9.4  EX-AGENDA ITEMS

               At a General Meeting convened in accordance with the Act, Shareholders may also make decisions on matters not mentioned in the agenda which had been sent while calling the meeting provided that two thirds of the Shareholders attending the meeting vote in favor of discussing such matters.

          9.5  QUORUM FOR GENERAL MEETING

               a. The proceedings of any General Meeting shall not be conducted nor a resolution be passed unless 25% of total number of Shareholders representing 67% of the total value of Shares of the Company are present therein either in person or by proxy; provided that the presence of at least two Shareholders shall be compulsory for holding a General Meeting in that manner.

               b. In case the meeting cannot be held for lack of quorum, another meeting shall be convened with an advance notice of at least fifteen (15) days. In case another meeting is convened in this manner if two Shareholders of the Company, who represent 51% of the total value of Shares and who are entitled to vote are present there in person, there shall be no obstacle in holding the meeting. If within half an hour of the time appointed, such meeting still cannot be held due to inadequate quorum, the same meeting shall stand adjourned to the same day in the next week at the same time and place. The presence of 15% of the total number of Shareholders representing 51% of the total value of Shares at such adjourned meeting either in person or by proxy shall constitute a quorum. Notwithstanding anything contained herein before, the Company shall have to recognize such resolutions as are passed at such a meeting and act accordingly.

               c. A Special Resolution shall not be passed unless 33% of the total number of Shareholders representing 75% of the total value of Shares are present either in person or by proxy.

               d. The quorum for holding an Annual General Meeting shall be as prescribed by the Articles. However, it will be necessary for one representative of each Shareholder to be present at such a meeting for the quorum to be complete. If a meeting is adjourned as a result of such representative not being present, then notwithstanding the provisions of this clause, the meeting shall be held at the next appointed date even if such representative is not present but provided, the requirement of quorum as per this Section
               9.5 is met.

          9.6  PROXY

               Shareholders   desirous   of   nominating   a
               representative shall have to submit a proxy letter as prescribed in the Articles.

          9.7  ELECTION OF CHAIRPERSON

               The Chairperson of the Board of Directors shall chair the General Meeting if he is present and in his absence, the Shareholders present at a General Meeting shall elect, according to their proportionate shareholding, by majority one Shareholder present to preside as Chairperson of the meeting.

          9.8  RESOLUTIONS

               All matters to be discussed at the General Meeting shall be presented in the form of resolutions. Except as provided in Section 12, all other resolutions presented at the meeting shall be deemed to have been passed if a simple majority of Shareholders present at the meeting, whether in person or by proxy, vote in its favor, provided that in the case of a Special Resolution, it shall be deemed to have been passed if 75% of Shareholders present at the meeting, whether in person or by proxy, vote in its favor.


SECTION 10.    PROCEEDINGS AT GENERAL MEETINGS

          10.1 The Shareholders shall at all times regulate the authorized business of the Company by exercising control, supervision and direction in the manner deemed appropriate by them and by delegating such powers, from time to time, to the Board of Directors as the Shareholders deem appropriate. The power of managing the Company shall be vested in the Shareholders solely in their capacity as Shareholders.

          10.2 Without   prejudice  to  the  above-mentioned
               general arrangements, the Shareholders in a General Meeting shall have the following powers and responsibilities:

               a. To arrange for payment of all expenses incurred for the establishment and registration of the Company, and approve agreements concluded before the Company is formally established.

               b.    To   appoint  and  remove  consultants,
               advisors, technicians, assistants and other employees.

               c. To manage and supervise all functions of the Company and make all necessary arrangements for smoothly running the business of the Company including taking loans and advances.

               d. To execute and sign contracts on behalf of the Company.

               e. To operate bank accounts and issue or endorse bills of exchange, promissory notes, etc., on behalf of the Company, and buy or sell Government or other bonds to the extent allowed by law, to accept, sign and deal in bills of exchange, cheques, drafts and Government securities and issue debentures on behalf of the Company.

               f. To arrange for all documents relating to the financial transactions of the Company to be duly signed by a person designated by the Shareholders.

               g. To exercise powers and fulfill the duties prescribed by the Act, laws, this Agreement and the Articles as prevailing from time to time.


SECTION 11.    VOTE OF SHAREHOLDERS

          11.1 Subject to Section 9 and to any other special rights or restrictions as to voting attached to any Shares by or in accordance with this Agreement, every Shareholder who is present either in person or through a duly authorized representative shall have one vote for every Share of which he is the holder; provided that no Shares of one party shall confer any right to vote upon a resolution for the removal from office of a Director appointed by holders of Shares of the other Party.

          11.2 Shareholders shall only be entitled to vote in accordance with the number of Shares held if all calls on subscription due on those Shares are paid.


SECTION 12.    DECISIONS

          The decisions listed below shall require (i) a 95.1% vote of all outstanding Shares of the Company prior to the commercial operation date of the Project (such term "Commercial Operation Date" shall have the meaning defined in Schedule A) and
          (ii) 90% vote of all outstanding Shares of the Company after the Commercial Operation Date.

        12.1 Any change in the general nature of the business of the Company or any subsidiary and any disposal of the undertaking or assets of the Company or of any of its subsidiaries or any substantial part thereof other than in the ordinary course of business.

        12.2 Approval of the remuneration of the President of the Company, if one is appointed.

        12.3 Any transaction, arrangement or agreement with or for the benefit of any Director of the Company or his relative or any company or firm in which he is a partner, director or shareholder.

        12.4 Acquisition or formation of any subsidiary company and acquisition of the undertaking or the whole or part of the assets of any other company or business which in relation to the Company's business is substantial.

        12.5 The conduct of any business by the Company other than as contemplated under the Articles or other governing documents of the Company.

        12.6 Incurrence of any indebtedness for borrowed money in excess of Rs. 10,000,000 including, without limitation, approval of all development, construction and permanent financing arrangements for the Project.

        12.7 Increase, other than by way of bonus issue, or reduction, or other alteration whatsoever in the authorized or issued Share capital of the Company or any of its subsidiaries, or any variation of the rights attached to any of the Shares for the time being in the
               capital  of  the  Company  or  any   of   its
               subsidiaries, or the granting of any new options to subscribe for Shares or issues of any securities convertible into Shares of the Company or any of its subsidiaries, or entering into any agreement for the same.

        12.8 Any issuance or sale of Shares, any voting securities of the Company or any securities of the Company which are exercisable, or convertible into Shares or other voting securities of the Company.

        12.9 Any issuance of any securities of the Company having a preference as to dividends or distributions whether during the life of the Company or under dissolution, liquidation or winding-up.

        12.10 Any reorganization, consolidation, merger, or other business combination of the Company or any subsidiary with or into any other corporation which is not the Company or a wholly-owned subsidiary of the Company.

        12.11 The   sale,  lease  or  exchange  of  all   or
               substantially  all  of  the  assets  of   the
               Company.

        12.12 Any   amendments   or   restatement   of   the
               Articles, this Agreement or other governing documents of the Company.

        12.13 Any recapitalization of the Company.

        12.14 Any transaction by the Company with any Party to this Agreement, or any Affiliate of any of them.

        12.15 The mortgage or change of any part of the Company's assets.

        12.16 The acquisition or disposal by the Company of any asset or the giving or receiving of any service otherwise than at market value.

        12.17 The admission of any new Shareholder to the Company subject to the proviso contained in
               Section 7.2 hereof.

        12.18 The entering into any purchase, finance, lease, hire purchase, other credit sale or deferred payment terms contract or any contract of acquisition or use of any assets of a capital nature having a value of greater in total than Rs. 5,000,000 in any financial year of the Company for which purpose the aggregate payments to be made under any lease hire purchase or other credit sale or deferred payment terms contract will be deemed to be payable in the year in which the contract is entered into.

        12.19 The  appointment  and removal of  auditors  of

               the Company.



        12.20 The making of any loans to Directors or Shareholders of the Company.

        12.21 The  payment or making of any interim or final
               dividend   or   any  other  distribution   in
               whatever   amount   the   Shareholders   deem
               appropriate.

        12.22 Notwithstanding the foregoing, if prior to the tenth anniversary of Commercial Operation Date (as defined in Schedule A) IFC owns 5% or more of the Shares, then except as otherwise prohibited by applicable law, the Company shall not take any action regarding the following matters without the affirmative vote of IFC;

               i) any material amendment of the Articles or the Memorandum of the Company or this Agreement, unless expressly permitted by the Shareholders' Agreement among the Company, the Foreign Parties and the Nepali Party,

               ii) any merger, consolidation, recapitalization or other reorganization of the Company with or into any other person,

               iii) the taking of any corporate or other action by the
                    Company for the (A) commencement of a voluntary winding up under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, (B) consent to the entry of any order for relief in winding up by a court or under the supervision of a court under any such law, (C) consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or of any substantial part of the property of the Company or (D) making by the Company of a general assignment for the benefit of creditors,

               iv) any sale, lease, exchange, transfer, pledge, contribution to a joint venture or other disposition of assets resulting in the diminution of assets or other properties, or the incurrence or exposure, contingently or directly, of liability, which individually or in the aggregate would materially impair the ability of the Company to construct, own and operate the plant in accordance with the scope of the Project;

               v) any transaction between the Company and any Affiliate, any officer or director of the company or any Shareholder (or any Affiliate of any of them), except future arm's length transactions and except the performance of the Principal Documents (as defined in Schedule A), as applicable, in accordance with the terms thereof,

               vi) any change in the Company's line of business from the Project,

               vii) any change in the line of business of any of HIPC,
                    Panda of Nepal or RDC of Nepal from the holding of Shares in the Company and matters related thereto,

               viii)     the entering into of any contract which
                    individually provides for aggregate payments in excess of $10,000 or together with all other contracts provides for aggregate payments in excess of $100,000 and which is not in the ordinary course of business or is on terms less favorable to the Company than those available in arm's length transactions between unrelated parties, or

               ix)  any expansion of the Project,

               x) for such time that any portion of the IFC Loans is outstanding or during which IFC has any commitment with respect to the IFC Loans, the appointment of a replacement firm of auditors in the event the firm then engaged resigns its engagement or such engagement is proposed to be terminated by the Company,

               xi) except as required by the Share Retention and Project Funds Agreement, any (A) increase or reduction in the authorized share capital of the Company, or (B) issuance, sale or reduction by the Company of share capital or securities convertible into, exchangeable for or otherwise granting the right to acquire share capital (including options, warrants and other rights), and

               xii) any creation, grant, incurrence or sufferance of any
                    Liens other than as permitted by the Investment Agreement (except that the affirmative vote of the Director appointed by IFC to the Board of Directors or the affirmative vote of IFC at a meeting of Shareholders shall not be required for the creation of a Lien in connection with the refinancing of the IFC Loans).

        12.23 With respect to clause (ix) of Section 12.22 (pertaining to expansion of the Project), in the event that IFC, in its capacity as a Shareholder, casts a negative vote but all other necessary votes and corporate action have been taken to enable the Company to take the action specified in said clause (ix) were it not for the negative vote of IFC (in its capacity as a Shareholder), then the Company may give notice to IFC that, unless IFC changes its negative vote to an affirmative vote, the Company, if and to the extent permitted by applicable law, will elect to purchase IFC's Shares (the "Election Notice"). If, within thirty (30) days after IFC receives the Election Notice (such thirty
               (30) day period referred to herein as the "Initial Thirty Day Period"), IFC changes the aforesaid negative vote to an affirmative vote, then the Company shall not have the right to purchase IFC's Shares. If, within the Initial Thirty Day Period, IFC does not change the aforesaid negative vote to an affirmative vote, then the Company, if and to the extent permitted by applicable law, shall have the right, which must be exercised (if at all) within sixty (60) days after the expiration of the Initial Thirty Day Period, to purchase all (but not less than all) of IFC's Shares at a purchase price per share that will provide to IFC a return on equity taking into account dividends paid and any prior return of capital, for IFC of twelve percent (12%) per annum calculated for the period from the date on which IFC acquired its Shares through the date on which IFC's Shares are purchased and measured in constant U.S. Dollars by adjusting all U.S. Dollar amounts by the rate of change during the foregoing calculation period in the U.S. Consumer Price Index for all urban customers. It is expressly acknowledged and agreed that IFC's failure to approve any expansion of the Project in IFC's capacity as a lender shall not trigger any rights of the Company to purchase IFC's Shares as set forth in this
               Section 12.23. In the event the Company is not legally permitted to purchase the Shares or if the Shareholders (other than IFC) so decide even if the Company is legally permitted to purchase the Shares, the right of the Company contemplated in this
               Section 12.23 to purchase all of IFC's Shares may be exercised by the Shareholders (other than IFC), pro rata to their then existing holdings of Shares or in such other proportion as they may agree.


SECTION 13.    DIRECTORS

          13.1 The Shareholders of the Company may delegate such administrative and related duties as they deem appropriate. The authority of the Directors shall be limited to the performance of such duties as authorized by the Shareholders and as may be necessary to comply with the provisions of the Act. In no instance shall the Directors have the authority to make unauthorized business decisions on behalf of the Company.

          13.2 The Company shall have up to seven (7) Directors, four (4) to be appointed by PANDA OF NEPAL and one (1) each by RDC OF NEPAL, IFC and Nepali Party. It is agreed and acknowledged that IFC does not have to appoint a Director and, during any time period in which IFC has not appointed a Director, the total number of Directors shall be six (6).

          13.3 The initial Directors shall consist of the nominees of the subscribers to the Memorandum of Association.

          13.4 Each Shareholder may:

               a. appoint any person to serve as the Director(s) whom it is entitled to appoint pursuant to Section 13.2; and

               b. appoint any person to serve as an alternate Director, such alternate Director to serve as Director in the event the
               Director(s)     appointed     pursuant     to
               Section 13.4(a) becomes unavailable; and

               c. remove any Director appointed by it pursuant to Section 13.4 (a) or (b) from office with or without cause.

          13.5 The remuneration of the Directors shall be such sum or sums as may from time to time be determined by the Shareholders in General
               Meeting.

          13.6 The Directors may be paid such traveling, hotel and other expenses as may properly be incurred by them in the execution of their duties, including any such expenses incurred in connection with their attendance at General Meetings or in connection with the business of the Company carried out in accordance with this Agreement.

          13.7 Subject as herein otherwise provided or to the terms of any lawful agreement, the office of a Director shall be vacated:

               a.   if  he  is found lunatic or  becomes  of

               unsound mind;



               b. if by notice in writing given to the Company he resigns his office;

               c.   if  he  is  removed  from  office  under
               Section 13.4 (b) hereof; or

               d. if he fails to meet any of the other qualifications provided in the Act.

          13.8 In the event a Director or alternate Director vacates his office under Section 13.7, or if a Director or alternate Director is otherwise unable to carry out his duties as described in this Agreement, the Shareholders shall within a reasonable period of time appoint another person to serve as Director or alternate Director of the Company as provided in 13.4 (a) and (b). A Director shall have no authority to appoint an alternate Director to serve in his place.

          13.9 Until such time as the Shareholders appoint a new Director as described in Section 13.8, the Shareholders shall exercise all the powers referred to in this Agreement as exercisable by the Director.


SECTION 14.    CHIEF EXECUTIVE OFFICER

               Foreign Parties shall have the right to nominate, by a majority vote of Shares, the President of the Company who shall be the Chief Executive Officer. This appointment shall be made with the concurrence of the Nepali Party.


SECTION 15.    STATUTORY AUDITOR

          It is agreed that the Company shall have joint statutory auditors being a local auditing firm from Nepal and an internationally recognized auditing firm whether or not represented/located in Nepal.


SECTION 16.    LOAN/WORKING CAPITAL

          The Nepali Party, PANDA OF NEPAL and RDC OF NEPAL shall exercise their best efforts to enable the Company to obtain the necessary Loan/Working Capital by arranging financing to the Company or providing guarantees to the banks/lenders of the Company, etc.


SECTION 17.    FISCAL PERIOD

          The Fiscal year of the Company shall, commence on July 16 and end on July 15 of next year, as provided by Nepalese law, provided that the first fiscal year shall commence on the date of incorporation and end on July 15, of the next year.


SECTION 18.    FINANCIAL PERIOD

          The Financial year of the Company shall be defined as the period between 1 January and 31 December for the purpose of U.S. or other foreign tax laws.


SECTION 19.    ACCOUNTING PRACTICES

          The Company and its subsidiaries, if any, shall:

          19.1 Keep proper, usual and current accounting records and make true and complete entries of all their respective dealings and transactions with respect to their respective business and make available the accounting records of the Company and subsidiaries (if any) at all reasonable times during normal business hours for inspection by the nominees of the Shareholders.

          19.2 Prepare regular financial and management accounts and reports in a form acceptable to each of the Shareholders. Such accounts and management statements, cash flow projections and progress reports will be prepared and dispatched to the Shareholders within 4 weeks at the end of the period of which the accounts relate. The Company shall supply such further information as the nominees of the Shareholders may from time to time reasonably require as to all matters relating to the business or financial position of the Company and its subsidiaries (if any) or otherwise relating to the affairs thereof.


SECTION 20.    PAYMENT AND TAX MATTERS

          20.1 Unless otherwise prescribed hereunder, all of the payments made by the Company to RDC OF NEPAL and PANDA OF NEPAL will be made in US$ or convertible foreign currency at the bank or other address nominated by RDC OF NEPAL or PANDA OF NEPAL in writing and all of the payments made by the Company to IFC shall be made in US$ at the bank or any other address nominated by IFC in writing. Foreign currency payments shall also be authorized to the extent permitted by the proposed Project Agreement executed between the Company and HMGN.

          20.2 Any withholding tax imposed on the payments under this Agreement to PANDA OF NEPAL, RDC OF NEPAL and HIPC shall be withheld from the payments by the Company and immediately paid to the competent tax office. The Company shall obtain from the competent taxation authorities a certificate of payment of such withholding tax or other appropriate evidence in such form as shall be most useful to, and necessary for tax credit purposes in the United States and forward the same to PANDA OF NEPAL or RDC OF NEPAL.

          20.3 Within 90 days after the end of each Fiscal Year, the Company shall prepare and file, or cause to be prepared and filed, any tax returns of the Company and shall send to each person who was a Shareholder at any time during such fiscal year copies of such information as may be reasonably required for the applicable income tax reporting purposes by such person. The Company shall also prepare, within the same time period, such other returns and information as any
               Shareholder may reasonably request for the purposes of complying with requirements imposed on the Company or the Shareholder by U.S. or other foreign tax laws.

          20.4 Without affecting in any way the characterization of the Company as a private limited company in Nepal and the applicability of the provisions of the Act, the Shareholders intend that the Company be treated as a partnership for tax purposes in the United States without responsibilities to HMGN and without in any way affecting its tax status in Nepal. Each Shareholder whose earnings from the Company are reported to the U.S. tax authorities will ensure that the earnings are reported on a basis consistent with this characterization. The Company and its Shareholders subject to taxation in the United States will make an election to be treated as a partnership for federal income purposes in the United States if such an election becomes available. It is acknowledged and agreed that the preceding two sentences shall not be applicable to IFC. If requested by any Shareholder, the Company will make an election to adjust the basis of its assets so that such basis will equal the basis which each Shareholder has in its Shares in the Company. The purpose for this adjustment is to ensure that any investors purchasing Shares in the Company will not be subject to U.S. taxation on any appreciation in the value of the Company's assets that occurred before they purchased their Shares.


SECTION 21.    NON-ASSIGNABILITY

          Except  in  connection with the  transfer  of
          Shares   in   accordance   with   Section   7
          hereinabove,  the rights and  obligations  of
          each  of  the  Parties under  this  Agreement
          shall   not   be   assignable   directly   or
          indirectly except with the prior written consent of the other Parties which consent may be withheld by the other Parties in their sole and absolute discretion.


SECTION 22.    EFFECTIVE DATE

          This Agreement shall come into effect on the latest to occur of (i) the date of execution by all the Parties, (ii) the date on which all necessary approvals and/or licenses are obtained from HMGN as required and (iii) the date on which Financial Closing occurs.


SECTION 23.    DURATION

          This Agreement shall be valid initially for a period of forty-one years from the Effective
          Date and it may be renewed with mutual consent and with prior approval of the HMGN, if such approval is required.

SECTION 24.    TERMINATION

          This Agreement may be terminated at any time by an instrument signed by all the Parties.

SECTION 25.    MODIFICATION

          This  Agreement  may be changed,  amended  or
          otherwise  modified only by means of  written
          agreement  executed  by the  duly  authorized
          representatives  of  the  Parties.   Such   a
          modification shall be effective only upon the approval of the relevant authority of HMGN, Nepal, if such approval is required.

SECTION 26.    GOVERNING LAW

          This Agreement shall be governed by the Laws of Kingdom of Nepal.

SECTION 27.    ARBITRATION

          27.1 All disputes under this Agreement shall be resolved finally, and without appeal to any courts, in accordance with the following procedures.

          27.2 At the Preliminary General Meeting, each Party shall appoint a representative who shall be principally responsible for administering the Agreement on behalf of such Party and representing the Party's interests in the event of any disputes or disagreements under this Agreement.

          27.3 In the event that a Party has a dispute or disagreement with another Party or the Company, such Party shall provide written notice to the Company and to the other Parties' representatives setting forth the alleged facts and issues regarding the dispute (the "Dispute Notice"). The Parties' representatives shall have thirty (30) days from the date of receipt of the Dispute Notice to resolve the claim.

          27.4 Any dispute or disagreement between the Parties or between a Party and the Company relating to or in connection with this Agreement, which is not finally settled by a discussion between the appointed representatives shall be submitted to mediation at the written request of any Party, specifying the issue or issues in the dispute and summarizing the Party's claim with respect thereto.

          27.5 A party initiating mediation proceedings may request that a committee be established and such committee resolve the dispute or disagreement. Such committee shall consist of one representative appointed by each of the Parties and a chairman acceptable to all of the Parties. For purposes of such mediation proceedings, counsel for any Party or the Company may be present unless the Parties agree that no counsel shall be present at such proceedings and the use of any submissions by any Party or by the Company shall be restricted to such mediation proceeding unless raised in a subsequent proceeding by the same Party as raised it in the mediation proceeding.

          27.6 In the event that the Parties fail to form a mediation committee, or if the mediation committee fails to reach a decision with respect to the dispute within thirty (30) days of the appointment of a chairman, any Party may refer such dispute, controversy or claim to arbitration for settlement in accordance with the United Nations Commission on International Trade Law (UNCITRAL) as then presently in force. For purposes of application of the UNCITRAL Arbitration Rules to this Agreement:

               (a)   The appointing authority shall  be  the
               Singapore  International  Arbitration  Centre
               ("SIAC").

               (b) Each arbitral tribunal shall consist of three arbitrators. Provided there are only two parties to any dispute, each party shall appoint one arbitrator and the third arbitrator shall be appointed by SIAC. If there are more than two parties to any dispute, each of the parties thereto will work together in good faith to appoint three arbitrators. If the parties are unable to agree on such arbitrators within fifteen (15) days, three arbitrators shall be appointed by SIAC upon the request of any party to the dispute. No arbitrator shall be a present employee or agent of, or consultant or counsel to, any party or any affiliate of any party.

               (c)   The  place of the arbitration shall  be
               Singapore.

               (d)   The language to be used in the arbitral
               proceedings shall be English.

               (e) The Parties hereby consent to the jurisdiction of the arbitration panel. The arbitration panel acting by majority decision shall be authorized to order legal or equitable relief, including specific performance or injunctive relief. The arbitration award determined by a majority of the arbitration panel shall be final and binding and enforceable in any court of competent jurisdiction.

               (f) Within thirty (30) days of the conclusion of the arbitration hearing, unless such time is extended by mutual agreement, the arbitrators shall notify the Parties in writing of their decision stating separately findings of fact and conclusions of law. The arbitrators shall not have the power to add to or amend this Agreement. The decision of the majority of arbitrators shall specify how the expenses (including reasonable attorneys' fees) of the arbitration shall be allocated.


SECTION 28.    NON-COMPETITION

               The Nepali Party, PANDA OF NEPAL, and RDC OF NEPAL (the "Private Parties") agree that they or their Affiliates shall not, directly or indirectly, develop electric generating plants which are competitive with the Company without the prior written agreement of the other Private Parties. The Private Parties shall promptly disclose any interest in any power project located in Nepal to the Shareholders of the Company.


SECTION 29.    FUTURE PROJECT DEVELOPMENT

          29.1 As long as any of the Private Parties are Shareholders in the Company, such Parties agree to develop any future power projects located in Nepal solely in cooperation with the other Private Parties that are Shareholders in the Company (unless a Private Parties elects not to pursue such future project, in which case, the remaining other Private Parties may locate a third party or parties to substitute for the nonparticipating Private Party).

          29.2 RDC OF NEPAL and its Affiliates shall not be required to comply with Section 29.1 where a third party initially solicits RDC OF NEPAL to act as owner's engineer or in an Engineering, Procurement and Construction Contract ("EPC") or consulting engineer capacity on any project. As long as RDC OF NEPAL is a Shareholder in the Company, RDC OF NEPAL shall not assist any third party private developer with respect to any power project located in Nepal, unless such developer holds the rights to such project prior to any such assistance, or the other Parties elect not to participate in such project as provided above. In such case, the Private Parties shall be bound by the confidentiality requirements set forth in
               Section 30 of this Agreement.


SECTION 30.    CONFIDENTIALITY

          Each Private Party agrees that it shall,  and
          shall  cause each of its Affiliates,  agents,
          designee(s), representatives and employees to
          (a)   maintain  in  confidence  any  and  all
          proprietary   and  confidential   information
          designated in writing concerning the  Project
          and   (b)   refrain  from  using   any   such
          information in competition with or  otherwise
          to  the detriment of the Project.  No Private
          Party shall have any liability hereunder  for
          disclosure  or  use of any  such  information
          which (i) is in or, through no fault of  such
          Private   Party,   its  Affiliates,   agents,
          representatives or employees, comes into  the
          public  domain or (ii) was acquired  by  such
          Private  Party from other sources  after  the
          date  hereof, provided such sources  are  not
          prohibited  from disclosing such  information
          by legal, contractual or fiduciary obligation
          to the Company or (iii) such Private Party is
          compelled    by    legal,   regulatory,    or
          administrative    process     to     disclose
          confidential information or (iv) such Private
          Party is otherwise required by applicable law, including, but not limited to United
          States security laws to disclose confidential information. The provisions of this Section
          30 shall survive any termination of this Agreement.

SECTION 31.    CORRUPT PRACTICES

          Each  Party  agrees that  it  will  not  pay,
          promise,   offer  or  authorize  payment   of
          anything of value (in any form) to any person
          or organization either directly or indirectly
          (including, as applicable under law,  through
          an  agent, representative, sub-contractor  or
          other  third party) to obtain or  retain  any
          contract,  permit  or any  other  concession,
          where   such  payment,  promise,   offer   or
          authorization is contrary to applicable law or laws including, but not limited to, as applicable, the Foreign Corrupt Practices Act of the United States.

SECTION 32.    FORCE MAJEURE

          No Party shall be liable for any breach or nonobservance of any term or condition of this Agreement on account of force majeure which shall mean fire, explosion, act of Government and other similar circumstances beyond the control of a Party.

SECTION 33.    APPROVAL AND LICENSE

          HIPC shall extend its best cooperation in obtaining any necessary approvals or license for the incorporation of the Company from HMGN.

SECTION 34.    LANGUAGE

          This  Agreement  is executed in  the  English
          Language which shall be deemed to be the original. In case of any discrepancy between any translation and the above version, the English version shall be binding in all respects.

SECTION 35.    NOTICE

          35.1 Any notice required or given hereunder shall be in writing and may be given by registered airmail, hand-delivery, or by telex, facsimile transmission or cable at the address for the Parties given hereinabove.

          35.2 Any Party may amend its address set forth above by written notice, made pursuant to any of the above methods to the other Parties and the Company.


SECTION 36.    PRIOR JOINT VENTURE AGREEMENT

          This Agreement supercedes, in its entirety, the Joint Venture Agreement among the Nepali
          Party, Panda of Nepal and RDC of Nepal.


IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement on the ________________, 1997.



HIMAL INTERNATIONAL POWER       PANDA OF NEPAL
CORP. LTD                       a Cayman Islands company
                                and a subsidiary of Panda
                                Energy International, Inc.,
                                a Texas (USA) corporation








RDC OF NEPAL,                   INTERNATIONAL FINANCE
a Cayman Islands company and    CORPORATION
a subsidiary of Resource
Development Consultants, a
Wyoming (USA) limited
liability company





                              Authorized Representative







                        ANNEXURE - 1



(Annexure attached to the Joint Venture Agreement  of  Bhote

Koshi Power Company Private Limited dated _________, 1997).



By   this  Deed  I/we                              of  whose

registered             office             is              at

intending to become the holder of (          ) shares of Rs.

(           )  each  in  the  Capital of Bhote  Koshi  Power

Company  Private  Limited (the "Company")  hereby  agree(s),

subject to my/our becoming a holder of such shares, with the

Company and each of its shareholders to observe and be bound by  all  the  provisions of an Agreement made on  _________,

1997  between  (1)  Himal  International  Power  Corporation

Private  Limited, (2) Panda of Nepal, (3) RDC of  Nepal  and

(4)  International  Finance Corporation  (a  copy  of  which

Agreement is attached hereto and has been initialed by me/us for  identification) in all respects as if I/we  was/were  a party  to  such  Agreement  and  were  named  therein  as  a

Shareholder or a party thereto.



IN  WITNESS whereof, the Parties hereto have set their hands to these presents on the day and date mentioned herein above earlier.